Exhibit 99.5

Exploration and Production

Timber

Pipeline and Storage

International

Utility

Energy Marketing


BC
AB
SK
CANADA
NY
PA
WY
USA
CA
TX
LA
Seneca Resources


NY
Lake Erie
PA
Seneca Acreage
Sawmills



CANADA
Lake Ontario
NY
VT
MA
CT
TRANSCANADA PIPELINES LTD.
EMPIRE STATE PIPELINE
DOMINION TRANSMISSION INC.
Buffalo
Lake Erie
TENNESSEE GAS PIPELINE COMPANY
COLUMBIA GAS TRANSMISSION CORP.
PA
TEXAS EASTERN TRANSMISSION CORP.
NJ
TRANSCONTINENTAL GAS PIPE LINE CORP.
Supply Corporation:
Storage Areas
System Pipelines


GERMANY
POLAND
UE
CZECH REPUBLIC
SLOVAKIA
AUSTRIA
Horizon Energy


Lake Ontario
NY
CANADA
Buffalo
Lake Erie
Erie
PA

Distribution Corporation Service Area



Lake Ontario
NY
CANADA
Lake Erie
PA
National Fuel Resources